February 11, 2022	Exhibit 5.1

Enochian Biosciences Inc.

2080 Century City East

Suite 906

Los Angeles, CA 90067

Ladies and Gentlemen:

We have acted as your counsel in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933 (the “1933 Act”) for the registration of shares, up to an aggregate initial offering price not to exceed $100,000,000 (the “Shares”) of common stock, par value 0.0001 per share (the “Common Stock”), of Enochian Biosciences Inc., a Delaware corporation.

The Shares may be issued and sold by the Company from time to time on a delayed or continuous basis pursuant to applicable provisions of Rule 415 under the 1933 Act, in amounts, at prices and on terms to be determined in light of market conditions at the time of sale, and as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Base Prospectus”), any supplements to the Prospectus (each, together with the Base Prospectus, a “Prospectus”), and resolutions of the Company’s Board of Directors and/or any duly authorized committee thereof authorizing the issuance and sale of the Shares. We are basing this opinion on our understanding that, prior to issuing any Shares in connection with the Registration Statement, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Shares are to be issued (including the Registration Statement and the Prospectus, as then in effect) and will file such supplement or amendment to this opinion letter (if any) as we may reasonably consider necessary or appropriate with respect to such Shares. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Company’s Certificate of Incorporation, as amended, and Bylaws (together, the “Organizational Documents”), the Registration Statement, the Base Prospectus and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation of law as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

K&L GATES LLP
Southeast Financial Center 200 South Biscayne Boulevard Suite 3900 Miami FL 33131
Telephone: +1 305 539 3300
Facsimile: +1 305 358 7095

Our opinion set forth below is limited to the Delaware General Corporation Law (the “DGCL”), and reported judicial decisions interpreting those laws.

Based upon and subject to the foregoing, it is our opinion that when all necessary corporate action of the Company has been taken to approve an issuance of Shares, and certificates representing the Shares have been duly executed, countersigned, registered and delivered (or non-certificated Shares shall have been properly issued), in accordance with the applicable definitive purchase, underwriting or similar agreement (each a “Purchase Agreement”) approved by the Board of Directors of the Company (the “Board of Directors”), upon payment of the consideration therefor (which consideration shall not be less than the par value of the Common Stock) provided for in such Purchase Agreement, as applicable, such Shares, will be validly issued, fully paid, and nonassessable.

The opinions set forth above are subject to the following additional assumptions:

(a)       The Board of Directors, including any appropriate committee appointed thereby, and/or appropriate officers of the Company shall have duly (x) established the terms of issuance and sale of the Shares and (y) authorized and taken any other necessary corporate or other action to approve the issuance and sale of the Shares and related matters, and sufficient shares of Common Stock shall have been duly authorized for issuance.

(b)       The resolutions authorizing the Company to register, offer, sell and issue the Shares shall not have been rescinded and shall be unchanged at all times during which the Shares are offered, sold or issued by the Company and such resolutions shall comply in all respects with Sections 152, 153 and 158 of the DGCL (the “Resolutions”);

(c)       The Organizational Documents shall not have been amended after the date hereof in a manner that would affect the validity of any of the opinions rendered herein;

(d)       Upon issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding shall not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Certificate of Incorporation, as amended;

(e)       The Registration Statement and any amendment thereto (including any post-effective amendment) will have become effective under the 1933 Act, and such effectiveness will not have been terminated, suspended or rescinded;

(f)       A supplement to the Base Prospectus will have been prepared and filed with the Commission establishing the terms of the sale and issuance of the Shares offered thereby and will comply with all applicable laws and rules and regulations;

(g)       The Shares offered pursuant to the Registration Statement will be issued and sold (i) in compliance with all applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement or any supplement to the Base Prospectus and (ii) only upon payment of the consideration fixed therefor in accordance with the terms and conditions of any applicable Purchase Agreement relating to the particular offering, including any amendment or supplement thereto, and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein with respect thereto;

(h)       A definitive Purchase Agreement and any other applicable agreement relating to the particular offering will comply with the requirements of applicable law, will not contain any provision inconsistent with the Organizational Documents and will have been duly authorized and validly executed and delivered by the Company and each of the other parties thereto;

(i)       In the case of any definitive Purchase Agreement pursuant to which any Shares offered pursuant to the Registration Statement are to be issued, including any amendment or supplement to any of the foregoing, there will be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein;

(j)       The issuance, sale and delivery of the Shares pursuant to the Registration Statement, and any consideration to be received for any such issuance, sale and delivery, (i) will comply with, and will not violate, (A) the Organizational Documents or the Resolutions or (B) any applicable law, rule or regulation; (ii) will not result in a default under or breach of any agreement or instrument binding upon the Company; (iii) will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, or to which the issuance, sale and delivery of such Common Stock or the incurrence and performance of such obligations may be subject; (iv) will not violate any applicable public policy or be subject to any defense in law or equity; and (v) will be at least equal to the aggregate par value of the Shares so issued; and

(k)       That the Company will continue to be validly existing under the laws of the State of Delaware.

(l)       That no person shall have been accorded preemptive rights to purchase and Shares whether pursuant to applicable law, the Organizational Documents or by contract.

To the extent that the obligations of the Company under any Purchase Agreement pursuant to which any Shares offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement thereto, may be dependent upon such matters, we assume for purposes of this opinion letter that (i) each party to any such agreement other than the Company will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each such other party will be duly qualified to engage in the activities contemplated thereby; (ii) each such agreement and the applicable Common Stock will have been duly authorized, executed and delivered by each such other party and will constitute the valid and binding obligations of each such other party, enforceable against each such other party in accordance with their terms; (iii) each such other party will be in compliance, with respect to acting in any capacity contemplated by any such agreement, with all applicable laws and regulations; and (iv) each such other party will have the requisite organizational and legal power and authority to perform its obligations under each such agreement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus under the caption “Legal Matters.” In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

Yours truly,
/s/ K&L Gates LLP
K&L Gates LLP

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